Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. [* * *] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Version

electrolyte supply agreement

This electrolyte supply agreement (together with the schedules attached hereto, this “Agreement”) is entered into effective as of January 10, 2024 (the “Effective Date”) and is between Solid Power Operating, Inc., a Colorado corporation and having its registered office at 486 S. Pierce Ave., Suite E, Louisville, Colorado 80027 USA (“Solid Power”), and SK On Co., Ltd., a Company incorporated under the laws of Republic of Korea and having its registered office at 51 Jongro, Jongno-gu, Seoul 03188 Republic of Korea (“SK On,” and together with Solid Power, the “Parties”).

BACKGROUND

A.            Solid Power is developing and/or acquiring technology relating to all-solid-state battery cells having a sulfide-based solid electrolyte.

B.            SK On is developing and securing technology in the field of lithium-ion batteries including electrode powders, electrode coatings, electrolyte compositions, battery assembly, battery formation, and battery cycling and sells batteries to third-parties, including original equipment manufacturers in the automotive market.

C.            SK On desires (i) to have Solid Power Korea Co., Ltd. (“Solid Power Korea”) install a pilot production line at SK On’s facilities in Daejeon, Republic of Korea (the “SK On Line”) based on Solid Power’s pilot cell production line in Louisville, Colorado (the “Solid Power EV Line”), (ii) to have access to Solid Power Know-How (as defined in the Research and Development Technology License Agreement) necessary to operate the SK On Line to produce cells with the same level of productivity and cell performance as the Solid Power EV Line, and (iii) to procure Material from Solid Power to be used in the SK On Line (I, ii, and iii collectively, the “Project”); and

D.            In connection with the Project, SK On, Solid Power Korea, and, for the limited purposes of Section 12.16 of the Line Installation Agreement, Solid Power, Inc. have executed a Line Installation Agreement (the “Line Installation Agreement”), and the Parties have executed a Research and Development Technology License Agreement (the “Research and Development Technology License Agreement”).

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Article I
DEFINITIONS

1.01            Definitions.

   (a)            “Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified person.

   (b)            “Agreement” has the meaning set forth in the introductory paragraph.

   (c)            “Business Day” means a day other than Saturday, Sunday, or any day on which the Federal Reserve Bank of New York is closed or the Bank of Korea is closed.

   (d)            “Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, or as a trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract, or otherwise.

   (e)            “Effective Date” has the meaning set forth in the introductory paragraph.

   (f)             “Feedback” has the meaning set forth in Section 7.04.

   (g)            “First Round Validation” has the meaning set forth in the Research and Development Technology License Agreement.

   (h)            “Forecast” has the meaning set forth in Section 3.05.

   (i)             “Force Majeure Event” has the meaning set forth in Section 11.02(a).

   (j)             “[* * *] Specifications” has the meaning set forth in Section 3.07.

   (k)            “Infringement Claim” has the meaning set forth in Section 10.02(a).

   (l)             “Initial Period” has the meaning set forth in Section 3.04(a).

   (m)           “Initial Quantity” has the meaning set forth in Section 3.04(a).

   (n)            “Intellectual Property” means all or any of the following throughout the world: (i) patents, patent applications (including originals, divisions, continuations, continuations-in-part, extensions, reexaminations, and reissues thereof), patent disclosures, inventions, and invention disclosures (whether or not patentable), (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, and slogans (and all translations, transliterations, adaptations, derivations, and combinations of the foregoing) and Internet domain names, and franchises, together with all goodwill associated with each of the foregoing, (iii) copyrights and copyrightable works, (iv) registrations and applications for any of the foregoing, (v) trade secrets, customer lists, data and customer records, reports, software development methodologies, source code, technical information, proprietary business information, process technology, plans, drawings, blue prints, know-how and inventions (whether patentable or unpatentable and whether or not reduced to practice (those items in subclause (v) collectively, “Trade Secrets”), (vi) all rights of publicity, including the right to use the name, voice, likeness, signature, and biographies of real persons, together with all goodwill related thereto, and (vii) all other intellectual or proprietary rights.

   (o)            “Li2S” means lithium sulfide.

   (p)            [* * *]

   (q)            “Line Installation Agreement” has the meaning set forth in the recitals.

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   (r)             “Material” means Solid Power’s proprietary sulfide-based solid electrolyte.

   (s)            “Material Price” has the meaning set forth in Section 3.04(d).

   (t)             “MT” has the meaning set forth in Section 3.04(a).

   (u)            “Next Generation Material” has the meaning set forth in Section 3.07.

   (v)            “Parties” has the meaning set forth in the introductory paragraph.

   (w)            “Project” has the meaning set forth in the recitals.

   (x)             “Purchase Order” has the meaning set forth in Section 3.01.

   (y)            “Research and Development Technology License Agreement” has the meaning set forth in the recitals.

   (z)             “Rules” has the meaning set forth in Section 11.07.

   (aa)           “Second Round Validation” has the meaning set forth in the Research and Development Technology License Agreement.

   (bb)          “SK On” has the meaning set forth in the introductory paragraph.

   (cc)           “SK On Indemnified Parties” has the meaning set forth in Section 10.02(a).

   (dd)          “SK On Line” has the meaning set forth in the recitals.

   (ee)           “Solid Power” has the meaning set forth in the introductory paragraph.

   (ff)            “Solid Power EV Line” has the meaning set forth in the recitals.

   (gg)          “Solid Power Korea” has the meaning set forth in the recitals.

   (hh)          “Specifications” has the meaning set forth in Section 3.07.

   (ii)            “Taxes” has the meaning set forth in Section 3.04(f).

   (jj)            “Term” has the meaning set forth in Section 2.01.

1.02            Interpretation. The words “include” and “including” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. Any capitalized term used in any Schedule but not otherwise defined therein will have the meaning given to such term in this Agreement. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. The words “herein,” “hereto,” “hereunder” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. When a reference is made in this Agreement to an Article, Section, or Schedule, such reference is to an Article or Section of, or an Schedule to, this Agreement unless otherwise indicated. Any reference herein to “dollars” or “$” shall mean United States dollars. The term “or” is not exclusive.

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Article II
TERM AND TERMINATION

2.01            Term. The initial term of this Agreement will commence on the Effective Date and continue until December 31, 2030, unless earlier terminated pursuant to the terms hereof (the “Term”).

2.02            Termination for Breach. This Agreement may be terminated:

   (a)            By SK On, if Solid Power materially breaches any term of this Agreement or the Research and Development Technology License Agreement, or Solid Power Korea materially breaches any term of the Line Installation Agreement, and Solid Power or Solid Power Korea, as applicable, fails to cure such breach within 30 days, or 60 days in the case of the Line Installation Agreement, after receipt of written notice from SK On requesting such breach be cured.

   (b)            By Solid Power, if SK On materially breaches any term of this Agreement, the Line Installation Agreement, or the Research and Development Technology License Agreement and SK On fails to cure such breach within 30 days after receipt of written notice from Solid Power or Solid Power Korea, as applicable, requesting such breach be cured.

2.03            Outstanding Purchase Orders. Upon a termination pursuant to Section 2.02(a) or Section 2.02(b), the terminating Party may also terminate all, or any portion of, the then outstanding Purchase Orders issued pursuant to this Agreement.

2.04            Survival. The expiration or prior termination of this Agreement for whatever reason will not affect the accrued rights of either Party arising under this Agreement or the rights or obligations under Section 5.03, Article VII, Article VIII, Article IX, Article X, and Article XI, and all defined terms required to interpret those Articles and Sections, which will survive such expiration or termination.

Article III
PURCHASE AND SALE OF MATERIAL

3.01            Purchase Orders. All orders of Material will be made via a purchase order (each, a “Purchase Order”), the current form of which is attached as Schedule 1. Solid Power will acknowledge its acceptance of each Purchase Order within five Business Days following receipt. This Agreement shall be incorporated into each Purchase Order and this Agreement shall be the exclusive terms and conditions governing each Purchase Order. Any standard terms and conditions of SK On shall not apply, notwithstanding any reference to such terms in the Purchase Order. During the Term, Solid Power will be SK On’s preferred supplier for sulfide-based solid electrolytes.

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3.02            Lead Time. Unless otherwise agreed in writing by Solid Power, Purchase Orders must be received by Solid Power at least 90 days in advance of the desired delivery date and are non-cancellable, irrevocable purchase obligations.

3.03            First Round Validation and Second Round Validation Supply.

   (a)            During the First Round Validation, SK On shall place, and Solid Power will accept, binding Purchase Orders for the amount of Material necessary to complete the First Round Validation. Notwithstanding anything herein to the contrary, the price of Material during the First Round Validation will be [* * *] per kilogram.

   (b)            During the Second Round Validation, if required, SK On shall place, and Solid Power will accept, binding Purchase Orders for the amount of Material necessary to complete the Second Round Validation. Notwithstanding anything herein to the contrary, the price of Material during the Second Round Validation will be [* * *] per kilogram.

   (c)            The requirements set forth in this Section 3.03 are in addition to the requirements set forth in Section 3.04.

3.04            SK On Pilot Line Supply.

   (a)            During the period beginning January 1, 2026 and ending December 31, 2028 (the “Initial Period”), SK On shall place binding Purchase Orders for at least [* * *] metric tons (“MT”) of Material (the “Initial Quantity”). Prior to commencement of the Initial Period, the Parties will negotiate in good faith the per shipment minimum packaging size of Material. SK On shall take delivery of the full Initial Quantity no later than December 31, 2030.

   (b)            The Parties will agree on the volume of Material to be delivered to SK On at least 6 months before the beginning of each calendar year, commencing with June 30, 2024 for calendar year 2025.

   (c)            SK On may purchase any Material needs in excess of the Initial Quantity from Solid Power. Unless otherwise agreed in writing by Solid Power, Solid Power shall not be required to deliver more than [* * *] MT of

Material in any given year or [* * *] kilograms of Material in any given month. Any amounts in excess of such amounts will require additional capacity at Solid Power and cannot be guaranteed.

   (d)            The price for Material purchased pursuant to this Section 3.04 shall be [* * *] per kilogram (the “Material Price”).

    (i)            [* * *]

    (ii)            [* * *]

   (e)            The Parties will meet and conduct an annual review each year based on demand and market conditions to determine whether the Material Price should be adjusted for any Purchase Orders placed for Material to be purchased beginning January 1, 2028 through December 31, 2030.

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   (f)            The Material Price includes all sales taxes, duties, value added taxes (VAT), use taxes, and other types taxes, charges, fees, imposts, levies, and other assessments (collectively, “Taxes”) that may be imposed on the sale of the Material under U.S. federal, state, and local law. The Material Price does not include any other Taxes that may be imposed on the sale or use of the Material, including under Korean law. If Solid Power is required and pays any Taxes under Korean Law, SK On agrees to reimburse Solid Power for those Taxes or provide Solid Power with an acceptable tax exemption certificate. The parties shall cooperate with each other to ensure both parties receive available tax treaty or benefits.

3.05            Forecasts. SK On will provide Solid Power with a rolling six-month forecast for Material (“Forecast”). No Forecast will be considered in any manner or to any extent to be a binding commitment by either Party to purchase or to sell Material. Solid Power will utilize the Forecast for planning and inventory purposes as well as determining lead times for Purchase Orders.

3.06            Right of First Refusal. During the period beginning January 1, 2028 and ending December 31, 2030, Solid Power shall have a right of first refusal to supply SK On with its sulfide-based solid electrolytes requirements. Specifically, if SK On wishes to purchase sulfide-based solid electrolytes, the following requirements shall apply:

   (a)            SK On shall give Solid Power a reasonable opportunity to provide a quotation for such sulfide-based solid electrolytes.

   (b)            If SK On receives a bona fide offer from another supplier for SK On’s sulfide-based solid electrolytes needs at a lower price than the quotation provided by Solid Power, SK On shall notify Solid Power, provide Solid Power with a copy of the offer, and Solid Power shall have 30 days following receipt of the offer in which to agree to match the price. If Solid Power agrees to match the lower price, SK On will source the sulfide-based solid electrolytes from Solid Power.

   (c)            Volume, price and quality specifications will be adjustable on a yearly basis.

3.07            New Generations of Material. Solid Power is developing additional generations of sulfide-based solid electrolytes that the Parties believe could meet SK On’s requirements. Once a new generation of sulfide-based solid electrolyte is validated by Solid Power (“Next Generation Material”), using Solid Power’s SP2 pilot-scale production processes, specifications and requirements similar to those set forth on Schedule 2 (the “[* * *] Specifications”) will be appended to this Agreement (together with [* * *] Specifications, the “Specifications”), and such generation shall be included in the definition of “Material.” The Parties will negotiate in good faith regarding the ratio of each generation of Material to be purchased by SK On in order to satisfy its obligations under this Agreement.

3.08            Supply following Commercialization. As part of the Commercial Framework under Article IV of the Research and Development Technology License Agreement, the Parties shall, at SK On’s option, exercisable by written notice to Solid Power at any time and from time to time, make a commercially reasonable effort to enter into a commercial electrolyte supply agreement where Solid Power shall supply sulfide-based solid electrolytes for commercial battery cell production by SK On. The financial terms (including price) of such commercial electrolyte supply agreement shall be no less favorable to SK On than the financial terms (including price) offered solely by Solid Power to other commercial purchasers of the same sulfide-based solid electrolytes in transactions of similar duration, volume, and structure.

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Article IV
INVOICING AND PAYMENT

4.01            Invoices. Solid Power may invoice SK On upon receipt of a Purchase Order for Material. All invoices shall be paid, without setoff or deduction, net 30 days following SK On’s receipt of the applicable invoice.

4.02            Disputes. SK On will notify Solid Power in writing of any dispute with any invoice (along with a reasonably detailed dispute description) prior to the due date of the invoice.

Article V
Shipment; Customs; Risk of Loss

5.01            Delivery and Title. Subject to SK On’s responsibilities under Section 5.03, Solid Power shall deliver the Material DAP (Incoterms 2020) at SK On’s facility in the Republic of Korea referenced in the applicable Purchase Order. Title, risk of loss or damage, and any further cost and responsibility for claims, delivery, and, if applicable, placement and storage shall pass from Solid Power to SK On, and delivery shall be deemed to be complete, thereafter. SK On shall reimburse Solid Power for all costs incurred by Solid Power associated with international shipping, insurance, and domestic transportation within the Republic of Korea.

5.02            Delivery Dates. Solid Power will use its commercially reasonable efforts to meet the delivery dates requested by SK On. If Solid Power expects that any shipment will be delayed, Solid Power will promptly notify SK On regarding the new expected delivery date.

5.03            Customs, Importation, and Compliance. SK On shall be responsible for importation of the Material. All duties, taxes, customs clearance fees, and any other charges, fees, imposts, levies, or other assessments that may be imposed on the import of the Material are SK On’s responsibility. SK On acknowledges that it is responsible for and shall comply with all applicable laws and regulations concerning the importation and its use of the Material, such as the Act on Registration and Evaluation of Chemical Substances, Chemical Substances Control Act, and Occupational Safety and Health Act. Solid Power will provide SK On with a safety data sheet and, upon SK On’s written request, a letter of confirmation.

Article VI
PRODUCT WARRANTY

6.01            Warranty. Solid Power warrants that:

   (a)            The Material conforms to the Specifications;

   (b)            Solid Power is providing good legal title to the Material; and

   (c)            The Material is free and clear of any liens, claims, interests, and encumbrances.

6.02            Warranty Period. [* * *]

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6.03            Exclusions. SK On acknowledges that Solid Power shall have no responsibility for loss or damage resulting from failure of SK On or any subsequent purchaser or user to comply with any written instructions or procedures provided by Solid Power concerning the handling, use, and/or storage of Material.

6.04            No Other Warranties. SOLID POWER MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, AND HEREBY SPECIFICALLY DISCLAIMS ALL OTHER SUCH WARRANTIES. WITHOUT LIMITATION, SOLID POWER EXPRESSLY DISCLAIMS AND EXCLUDES ANY IMPLIED WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY ARISING FROM USAGE OF TRADE OR COURSE OF DEALING.

Article VII
INTELLECTUAL PROPERTY AND CONFIDENTIALITY

7.01            Intellectual Property Rights. The rights and licenses of the Parties concerning Intellectual Property shall be governed by, and subject to, the terms of the Research and Development Technology License Agreement, the terms of which are incorporated by reference.

7.02            Confidentiality. The rights and obligations of the Parties concerning confidentiality shall be governed by, and subject to, the confidentiality clause contained in the Research and Development Technology License Agreement. The terms of this Agreement, including, but not limited to, Material Price, shall be treated as “Confidential Information” as defined in the Research and Development Technology License Agreement.

7.03            Limitation on Use of Material. SK On will not – and will not attempt to – directly or indirectly: (a) lease, loan, or otherwise commercialize the Material or any Trade Secrets embodied in the Material; (b) disclose or share the Material or any Trade Secrets embodied in the Material with any third party; (c) reverse engineer or otherwise attempt to learn the ingredients or chemical structure of the Material; or (d) otherwise seek to identify or uncover any Trade Secrets embodied in the Material; provided, however, that modifications and analyses (including analyses for COA) of the Material for the purpose of the Project shall not be considered reverse engineering or breach of this Agreement.

7.04            Feedback. If SK On provides suggestions, recommendations, or other feedback to Solid Power concerning the Material (including identifying potential issues and improvements) (collectively, “Feedback”), SK On hereby grants to Solid Power a non-exclusive, perpetual, irrevocable, transferable, royalty free, and worldwide right and license, with the right to grant and authorize sublicenses, to use, reproduce, disclose, and otherwise exploit such Feedback without restriction or any attribution to SK On.

7.05            Notification of Infringement. SK On shall notify Solid Power in the event that SK On becomes aware of any third-party infringement of any Solid Power Intellectual Property. Solid Power shall have the sole right, but not the obligation, to enforce any Solid Power Intellectual Property against such third party, and SK On shall not have any right to do so. Any decision relating to the enforcement of Solid Power’s Intellectual Property shall be at the sole discretion of Solid Power.

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Article VIII
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Each Party hereby represents and warrants to the other Party as follows:

8.01            Power and Authority. This Agreement and the documents referred to herein have been duly executed and delivered by such Party and are legal, valid, and binding obligations of such Party, enforceable against such Party in accordance with their terms.

8.02            No Conflict. Such Party does not have any agreement with any third party or other commitment or obligation that materially conflicts with such Party’s obligations under this Agreement. During the Term, such Party will not enter into any agreement, commitment, or obligation that materially conflicts with its obligations under this Agreement.

8.03            Compliance with Law. In performing its obligations under this Agreement, such Party will comply with all applicable laws and regulations.

Solid Power further represents and warrants to SK On as follows:

8.04            [* * *]

8.05            Disclaimer. Except as set forth in Article VI, Section 8.01, Section 8.02, Section 8.03, and Section 8.04, such Party does not make any warranties in connection with this Agreement, whether express, implied, statutory, or otherwise, and such Party specifically disclaims all implied warranties, including those of merchantability, title, noninfringement, and fitness for a particular purpose.

Article IX
LIMITATION OF REMEDIES; LIMITATION OF DAMAGES

9.01            Limitation on Remedies. SK On agrees that its sole and exclusive remedy against Solid Power for nonconforming Material shall be limited to either replacement of any non-conforming lots of Material or a refund of the purchase price for such lots of Material, at SK On’s option.

9.02            Limitation of Liability. THE MAXIMUM LIABILITY, IF ANY, OF SOLID POWER FOR ALL DAMAGES, INCLUDING WITHOUT LIMITATION CONTRACT DAMAGES AND DAMAGES FOR INJURIES TO PERSONS OR PROPERTY, WHETHER ARISING FROM BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, OR OTHER TORT, IS LIMITED TO AN AMOUNT NOT TO EXCEED THE PURCHASE PRICE OF THE MATERIAL AT ISSUE IN THE CLAIM. IN NO EVENT SHALL SOLID POWER BE LIABLE TO SK ON FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCLUDING LOST REVENUES AND PROFITS AND/OR MONETARY REQUESTS RELATING TO RECALL EXPENSES AND REPAIRS TO PROPERTY, INCLUDING THIRD PARTY CLAIMS, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT this limitation of damages PROVISIONS SET FORTH IN THIS section shall survive even if the exclusive remedy set forth above is deemed to fail of its essential purpose or otherwise be deemed unenforceable.

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Article X
INDEMNIFICATION; REMEDIES

10.01          Indemnification. Each Party will defend, indemnify, and hold harmless the other Party, its Affiliates, and their respective officers, directors, employees, agents, licensors, successors, and assigns, from and against any and all losses or liabilities (including reasonable attorneys’ fees) arising out of or resulting from the indemnifying Party’s breach of this Agreement.

10.02          Third Party IP Indemnity.

   (a)            Subject to the requirements set forth in Section 10.02(b), Solid Power agrees to defend, indemnify, and hold harmless SK On and each of its Affiliates (collectively, the “SK On Indemnified Parties”) from and against any and all claims, actions, suits, proceedings, or demands of whatever nature arising from any claim by a third party that the Material infringes the patent, trademark, copyright, trade secret, or other intellectual property rights of any third party (each, an “Infringement Claim”).

   (b)            Upon becoming aware of an Infringement Claim, the applicable SK On Indemnified Party shall provide prompt written notice to Solid Power and shall immediately tender control and defense of the Infringement Claim to Solid Power. Solid Power may, at its own cost and expense, assume the defense of such Infringement Claim and take all steps which, in Solid Power’s sole discretion, it deems necessary to defend the matter. The SK On Indemnified Parties shall cooperate with Solid Power in the defense of the Infringement Claim, including making available documents and witnesses relevant to the Infringement Claim. Solid Power shall have sole authority and discretion over settlement of any Infringement Claim, without need for notice and consent of any SK On Indemnified Party; provided, however, that Solid Power may not enter into any settlement of an Infringement Claim that requires payments by SK On Indemnified Parties which are not indemnified by Solid Power without prior written approval from the affected SK On Indemnified Party. For the avoidance of doubt, in no event shall any SK On Indemnified Party settle any Infringement Claim with any third party without prior written approval from Solid Power.

10.03          Remedies. Notwithstanding anything herein to the contrary, the Parties hereby agree that, in the event any Party violates any provisions of this Agreement, the remedies at law available to the non-breaching Party may be inadequate. In such event, the non-breaching Party shall have the right, in addition to all other rights and remedies it may have, to seek specific performance or other equitable relief (including rights of rescission) at any time to enforce or prevent any breaches by the breaching Party.

10.04          Limitations Period. Any action by SK On against Solid Power under this Agreement must be commenced within one year following the breach or other event giving rise to SK On’s claim, regardless of SK On’s lack of knowledge of the breach or other event giving rise to such claim. No action for any such claim may be brought thereafter.

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Article XI
Miscellaneous

11.01          Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if made in writing and shall be deemed to be given (a) when personally delivered, (b) upon actual delivery when sent by electronic mail, or (c) on the next Business Day following dispatch when sent by overnight courier service, costs prepaid, to the addresses specified below:

If to Solid Power:

Solid Power Operating, Inc.

486 S. Pierce Ave., Suite E

Louisville, CO 80027

Attention: Legal Department

Email: [* * *]

If to SK On:

SK On Co., Ltd.
26 Jongro, Jongro-gu, Seoul 03188
Republic of Korea
Attention: [* * *]
Email: [* * *]

11.02          Force Majeure.

   (a)            Force Majeure Events. Neither Party shall be liable to the other for failure to perform its obligations under this Agreement if and to the extent that such failure to perform results from unforeseen causes beyond its reasonable control, including expropriations, requisitions, restraints on trade, or other acts of governmental or civil, military, or naval authorities (whether acting legally or otherwise); Acts of God, flood, storm, fire, explosion, war, riot, terrorism, hostilities, shipping delays, supply chain disruptions, disease, pandemic, interferences of public enemies or belligerents, rebellion, civil strife, or commotions, sabotage, vandalism, or mischief; or temporary or permanent injunctions or other orders or judgments of a court of competent jurisdiction (such event, a “Force Majeure Event”). In no event shall a Force Majeure Event reduce or eliminate a Party’s obligation to make timely payments pursuant to this Agreement.

   (b)            Force Majeure Notice. The Party unable to perform as a result of a Force Majeure Event shall notify the other Party within five Business Days of the beginning and ending of each such Force Majeure Event.

11.03          Assignment. The rights and obligations of a Party under this Agreement shall not be assigned, including by operation of law or otherwise, by a Party without the prior written consent of the other Party.

11.04          Binding Nature of Agreement; No Third Party Beneficiaries. All the terms and provisions of this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, and personal representatives. It is not the intention of the Parties to confer third party beneficiary rights upon any other third party.

11.05          Entire Agreement. This Agreement, together with the attached Schedules, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

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11.06          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11.07          Arbitration. All disputes arising out of or in connection with this Agreement shall be submitted to confidential arbitration before the International Court of Arbitration of the International Chamber of Commerce and shall be finally and confidentially settled under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by three arbitrators appointed in accordance with the Rules. The language of the arbitration will be English.  The place of the arbitration will be London, England.  Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Notwithstanding the foregoing, a Party may institute and sustain an action for equitable relief to prevent an actual or threatened breach of this Agreement, or to stop a continuing breach of this Agreement, in any court having jurisdiction.

11.08          Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.09          Incorporation of Schedules. The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

11.10          Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

11.11          Rules of Construction. The Parties agree that they have been represented by counsel (or have had the opportunity to retain counsel and knowingly forego such opportunity) during the negotiation, preparation, and execution of this Agreement and therefore waive the application of any law, rule, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

11.12          Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by each of the Parties. Any agreement on the part of a Party to the waiver of any provision of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

11.13          Public Announcements. Solid Power, Solid Power Korea, Solid Power, Inc., and SK On shall be entitled to issue a press release announcing the execution of this Agreement and the transactions contemplated hereby. Subsequently, each Party agrees to consult with the other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby and not issue any such press release or make any such public statement prior to such consultation and review and the receipt of the prior consent of the other; provided, however, that if such press release or public statement is required by applicable law, the Party required to make such press release or public statement shall advise the other Party of such obligation and the Parties shall attempt to cause a mutually agreeable press release or public statement to be issued. The foregoing shall not restrict Solid Power, Solid Power Korea, Solid Power, Inc., or SK On from providing any information required by a securities exchange or to comply with its disclosure obligations under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any rules promulgated by the Securities and Exchange Commission thereunder, or under Korean Securities Exchange Act, Financial Investment Services And Capital Markets Act of Republic of Korea, Monopoly Regulation And Fair Trade Act of Republic of Korea, as applicable.

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11.14          Counterparts; Electronic Signatures. This Agreement may be executed and delivered by each Party in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same Agreement. This Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, PDF, or other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. Any such signature page shall be effective as a counterpart signature page hereto without regard to page, document, or version numbers or other identifying information thereon, which are for convenience of reference only. At the request of a Party, the other Party shall re-execute original forms thereof and deliver them to the other Party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

SOLID POWER:

Solid Power Operating, Inc.

By:	/s/ JOHN VAN SCOTER
Name: JOHN VAN SCOTER
Title: President and Chief Executive Officer

SK ON:

SK On Co., Ltd.

By:	/s/ MINSUK SUNG
Name: MINSUK SUNG
Title: Chief Commercial Officer

Signature Page to Electrolyte Supply Agreement

Schedule 1

Form of Purchase Order

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Schedule 2

[* * *] Specifications

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